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                                                                     EXHIBIT 4.1


                             COLLEGIATE PACIFIC INC.
                                STOCK OPTION PLAN


1. PURPOSE

         The purpose of the 1998 Collegiate Pacific Inc. Stock Option Plan (hereinafter called the "Plan") is to advance the interests of Collegiate Pacific Inc. (hereinafter called the "Company") by strengthening the ability of the Company to attract and retain key personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), while certain other options granted under the Plan will constitute nonqualified options.

         This Plan supersedes the Drug Screening Systems, Inc. Stock Option Plan of 1994, which has been terminated effective December 11, 1998.

2. DEFINITIONS

         As used in this Plan, and in any Option Agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:

         (a) "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

         (b) "Date of Grant" shall mean the date on which a stock option is granted pursuant to this Plan.

         (c) "Non-Employee Director" shall mean an individual who is a "non-employee director" within the meaning set forth therefor in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and also an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

         (d) "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

         (e) "Optionee" shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

         (f) "Subsidiary" shall mean any now existing or hereinafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.


3. SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Section 9 of this Plan, the aggregate amount of Common Stock for which options may be granted under this Plan shall not exceed 400,000 shares of Common Stock. The number of shares


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of Common Stock subject to awards granted to any individual Optionee from
December 11, 1998 to December 10, 2008 shall not exceed the number set forth in the immediately preceding sentence, as it may be amended from time to time. Such shares may be authorized and previously unissued shares or previously issued shares that have been reacquired by the Company. Any shares subject to unexercised portions of options granted under this Plan which shall have terminated, been canceled, or expired may again be subject to options under this Plan, but shall not increase the number of options that may be granted to an individual Optionee pursuant to the second sentence of this Section 3.

4. ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors or, at the option of the Board of Directors, a committee of two or more Non-Employee Directors appointed by the Board of Directors of the Company (the group responsible for administering the Plan is referred to herein as the "Committee"). Options may be granted under this Section 4(a) only (i) by the unanimous agreement of the members of the Committee; (ii) by resolution of the Board of Directors, duly adopted; or (iii) in compliance with Section 14 of the Exchange Act, by affirmative vote of a majority of the shareholders of the Company, present or represented, and duly entitled to vote on such matters at meetings held in accordance with the laws of the State of Delaware, either in advance of the grant or no later than the next annual meeting of shareholders. Notwithstanding the foregoing, options may be granted to "covered employees" (as defined in Section 162(m)(3) of the Code) solely by the Committee. The Committee may create a subcommittee for purposes of making grants to officers and directors if the Committee would otherwise not qualify for making such grants under Rule 16b-3 or Section 162(m) of the I.R.C. References herein to the "Committee" shall include any such subcommittee. Stock option agreements ("Option Agreements"), in the forms as approved by the Committee, and containing such terms and conditions not inconsistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company. Except with respect to Section 4(b) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the Option Agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to the Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.

         (b) Members of the Committee shall be specified by the Board of Directors, and shall consist solely of Non-Employee Directors. On the date Non-Employee Directors are specified as Committee members by the Board of Directors and on each subsequent anniversary of such date that a Non-Employee Director serves as a Committee member, such Non-Employee Director shall automatically be granted nonqualified options to purchase 2,500 shares of Common Stock. The purchase price or prices for Common Stock subject to an option granted under this Section 4(b) shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant.

5. ELIGIBILITY

         (a) Incentive stock options to purchase Common Stock may be granted under Section 4(a) of the Plan to such key employees of the Company or its Subsidiaries (including any director who is also a key employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified stock options to purchase Common Stock may be granted under Section 4(a) of the Plan to such key employees, directors or consultants of the Company or its Subsidiaries as shall be determined by the Committee. Nonqualified stock options may be granted to a Non-Employee Director under Section 4(a) in addition to the nonqualified options granted under Section 4(b). Which persons are to be granted options under Section 4(a) of the Plan, the number of options, the number of shares subject to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the Common Stock


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subject thereto, and such other terms and conditions of each option, if any, as are not inconsistent with the provisions of this Plan shall be determined on the Date of Grant and specified in an Option Agreement in accordance with Section 4(a) of this Plan.

         (b) Notwithstanding any provision of this Plan to the contrary, unless the shareholders of the Company approve the Plan at the December 11, 1998 shareholders' meeting: (a) no option may be granted to a "covered employee" (within the meaning of Section 162(m)(3) of the Code) on or after December 11, 1998, (b) no option granted on or after December 11, 1998 may be exercised during any year in which the Optionee is a "covered employee," and (c) no option granted under the Plan shall be an incentive stock option.


         (c) The Committee may, in its sole discretion, provide in an Option Agreement for vesting of stock options to accelerate upon a change in control of the Company and enable an employee to "put" the excess of the fair market value over the exercise price of the options to the Company in the event of a change in control. Notwithstanding the foregoing, in no event shall the acceleration of any Option hereunder upon a change of control of the Company occur to the extent an "excess parachute payment" (as defined in Section 280G of the Code) would result. In the event that the Committee determines that such an excess parachute payment would result if acceleration occurred (when added to any other payments or benefits contingent on a change of control under any other agreements, arrangements or plans) then the number of shares as to which exercisability is accelerated shall be reduced so that total parachute payments do not exceed 299% of the Optionee's "base amount," as defined in Section 280G(b)(3) of the Code.

         (d) In connection with the granting of incentive stock options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In the event that the Optionee's total Qualified Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Qualified Options that exceed such limit shall be treated as Nonqualified Options. The Qualified Options granted earliest (whether under this Plan or any other agreement or plan) shall be applied first to the $100,000 limit. In the event that only a portion of the Qualified Options granted at the same time can be applied to the $100,000 limit, the Corporation shall issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and shall designate such shares as Qualified Option stock in its share transfer records. An Option Agreement may contain such additional provisions with respect to vesting as the Committee may specify.

6. EXERCISE PRICE

         The purchase price or prices for Common Stock subject to an option (the "Exercise Price") granted pursuant to Section 4(a) of the Plan shall be determined at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in
Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any incentive stock option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.


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7. TERM OF STOCK OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE

         No incentive stock option granted pursuant to Section 4(a) of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option granted pursuant to Section 4(a) of this Plan shall be exercisable more than ten years after the Date of Grant. Nonqualified stock options granted to members of the Committee pursuant to Section 4(b) of this Plan shall be exercisable for ten years, except that in the event of death or termination of such member as a director of the Company or a Subsidiary, such nonqualified stock options shall only be exercisable for one year following the date of such member's death or termination (or if shorter, the remaining term of the option). The Company shall not be required to issue any fractional shares upon the exercise of any options granted under this Plan. No Optionee nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which the option has been exercised has been paid. An option shall not be exercisable except by the Optionee (including transferees pursuant to Subsection 11(b) below) or by a person who has obtained the Optionee's rights under the option by will or under the laws of descent and distribution.

8. TERMINATION OF EMPLOYMENT

         The conditions that shall apply to the exercise of an option granted under Section 4(a) in the event an Optionee shall cease to be employed by the Company or a Subsidiary for any reason shall be determined at the Date of Grant and shall be set forth in an Option Agreement. In the event of the death of an Optionee while in the employ or while serving as a director of the Company or a Subsidiary, the option theretofore granted to him shall be exercisable by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's right shall have passed under the Optionee's will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the Option Agreement, but in no case later than the expiration date of such option, and then only to the extent that the Optionee was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable contract).

9. DILUTION OR OTHER ADJUSTMENTS

         In the event that there is any change in the Common Stock subject to this Plan or subject to options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to options, or any provisions of the Plan, as it deems appropriate to prevent dilution or enlargement of option rights.

10. EXPIRATION AND TERMINATION OF THE PLAN

         Options may be granted at any time under Section 4(a) of the Plan and as specified under Section 4(b) of the Plan prior to December 31, 2005, as long as the total number of shares which may be issued pursuant to options granted under this Plan does not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options then outstanding under the Plan.


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11. RESTRICTIONS ON ISSUANCE OF SHARES

         (a) The Company shall not be obligated to sell or issue any shares upon the exercise of any option granted under this Plan unless:

                  (i) The shares with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration;

                  (ii) The prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and

                  (iii) In the event the Common Stock has been listed on any exchange, the shares with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

         If the shares to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Optionee, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

         (b) All or a portion of the nonqualified options to be granted to an Optionee may, in the discretion of the Committee (or the Board of Directors, as the case may be), be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"),
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, provided that (x) the stock option agreement pursuant to which such nonqualified options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (y) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each Option Agreement and Sections 7, 11(a) and (c) and 14(ii) hereof the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 8 hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified herein and in the Stock Option Agreement.

         (c) Except as set forth in (b) above, no option granted pursuant to the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution or between spouses or incident to divorce within the meaning of Section 1041 of the Code or any successor provision.

         (d) Any Common Stock issued to an officer or director of the Company pursuant to the exercise of an option granted pursuant to the Plan shall not be transferred until at least 6 months have elapsed from the date of grant of such option to the date of disposition of the Common Stock underlying such option.

         (e) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any Option Agreement entered into hereunder.

12. PROCEEDS

         The proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any proper purposes.


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13. AMENDMENT OF THE PLAN AND OPTIONS

         (a) The Board of Directors may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment may be made without the consent of stockholders which would materially (a) increase the benefits accruing to participants under the Plan, (b) increase the number of securities which may be issued under the Plan or the number of options that may be granted to any individual Optionee, other than in accordance with Section 9 hereof, or (c) modify the requirements as to eligibility for participation in the Plan.

         (b) At any time and from time to time, the Board of Directors or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing:

                  (i) In the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option, and

                  (ii) The Committee may, in its discretion and without the holder's consent, convert, any Qualified Option into a Nonqualified Option.

14. PAYMENT UPON EXERCISE; WITHHOLDING

         (a) Shares of Common Stock shall be issued to the Optionee upon payment in full either in cash or by an exchange of shares of Common Stock of the Company previously owned by the Optionee, or a combination of both, in an amount or having a combined value equal to the aggregate Exercise Price for the shares subject to the option or portion thereof being exercised provided, however, that previously owned shares have been held by the Optionee at least six (6) months prior to the date of exercise. The value of the previously owned shares of Common Stock exchanged in full or partial payment for the shares purchased upon the exercise of an option shall be equal to the Fair Market Value of such shares on the date of the exercise of such Option. The Optionee shall be entitled to elect to pay all or a portion of the aggregate purchase price by having shares of Common Stock having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Part 220. In addition, upon the exercise of any option granted under the Plan, the Company, in its sole discretion, may make financing available to the Optionee for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify.

         (b) The Company may defer making payment or delivery of any benefits under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to any amounts payable on shares deliverable under the Plan. The Optionee shall be entitled to elect to pay all or a portion of all taxes arising in connection with the exercise of any option by paying cash or electing to (i) have the Company withhold shares of Common Stock that were to be issued to the Optionee upon such exercise, or (ii) deliver other shares of Common Stock previously owned by the Optionee having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Optionee's estimated total federal (including FICA), state and local tax obligations associated with the transaction. The Fair Market Value of fractional shares remaining after payment of the withholding taxes shall be paid to the Optionee in cash.

15. STOCKHOLDERS' APPROVAL

         The Plan was approved by the stockholders of the Company on December 11, 1998.

16. LIABILITY OF THE COMPANY

         Neither the Company, its directors, officers or employees, nor any of the Company's Subsidiaries which are in existence or hereafter come into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code.

                               FIRST AMENDMENT TO
                             COLLEGIATE PACIFIC INC.
                                STOCK OPTION PLAN


         Collegiate Pacific Inc., a Delaware corporation (the "Company"), adopted a Stock Option Plan dated as of December 11, 1998 (the "1998 Plan"), providing for shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued under the 1998 Plan pursuant to the terms and conditions stated in the 1998 Plan. Subject to stockholder approval, at a meeting held on March 16, 2001, the Board of Directors of the Company adopted resolutions amending the 1998 Plan to increase the aggregate number of shares subject to issuance under the 1998 Plan from 400,000 to 1,000,000. At the Annual Meeting of Stockholders of the Company held on March 20, 2001, the stockholders of the Company approved the amendment to the 1998 Plan.

         As a result of the approval by the Company's Board of Directors and the stockholders, the 1998 Plan is hereby amended to increase the total number of shares subject to issuance under the 1998 Plan from 400,000 shares to 1,000,000 shares.

         IN WITNESS WHEREOF, the Company, acting by and through its officers hereunto duly authorized, has executed this instrument as of the 20th day of March, 2001.


                                      COLLEGIATE PACIFIC INC.



                                      By: /s/ Michael J. Blumenfeld
                                          -------------------------
                                          Michael J. Blumenfeld, Chairman of the
                                            Board and Chief Executive Officer

                   [FORM OF INCENTIVE STOCK OPTION AGREEMENT]

                             COLLEGIATE PACIFIC INC.
                        QUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT (the "Agreement"), effective as of ___________________, 2000, is made and entered into by and between Collegiate Pacific Inc., a Delaware corporation (the "Company"), and _____________________________ (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Company has implemented the 1998 Collegiate Pacific Inc. Stock Option Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") and approved by the Company's shareholders, and which provides for the grant of qualified stock options to selected officers and key employees of the Company or its Subsidiaries to purchase shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), and all defined terms not otherwise defined herein shall have the meaning ascribed to them in the Plan;

         WHEREAS, the stock option committee of the Board that administers the Plan (the "Committee") has selected the Optionee to participate in the Plan and has awarded the qualified stock option herein described (the "Option") to the Optionee; and

         WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Optionee to continue as an employee of the Company or its Subsidiary and to promote the success of the business of the Company and its Subsidiaries, the parties hereby agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, the Option to acquire ______________ shares of Common Stock, at an exercise price of $___________ per share ("Exercise Price" which is no less than the market price at the time of grant), effective as of the date of this Agreement (the "Award Date"). The Optionee hereby accepts the Option from the Company.

         2. Vesting. The Option shall vest in full as to all shares of Common Stock subject hereto on August 15, 2001.

         3. Exercise. In order to exercise the Option with respect to any vested shares of Common Stock hereunder, the Optionee shall provide written notice to the Company at its principal executive office. At the time of exercise, the Optionee shall pay to the Company the Option price per share set forth in
Section 1 times the number of vested shares as to which the Option is being exercised. The Optionee shall make such payment by delivering (a) cash, (b) a check, (c) at the Committee's option, shares of Common Stock that the Optionee has owned (for at least six months, having a Fair Market Value on the date immediately preceding the exercise date equal to the aggregate exercise price or
(d) at the Committee's option, any other consideration that the Committee determines is consistent with the Plan and applicable law. If the Option is exercised in full, the Optionee shall surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Optionee shall surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option.

         If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, the Option may be exercised by a broker-dealer acting on behalf of the Optionee if (i) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         4. Issuance of Shares. As promptly as practical after receipt of such written notification and payment and receipt of such evidence of intent to acquire for investment as may be required by the Company, the Company will deliver to the Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the Optionee's name; provided that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee, at the address specified beneath his or her signature hereto.

         5. Who May Exercise. The Option shall be exercisable during the lifetime of the Optionee only by the Optionee. To the extent exercisable after the Optionee's death, the Option shall be exercised only by the Optionee's representatives, executors, successors or beneficiaries.

         6. Expiration of Option. The Option shall expire, and shall not be exercisable with respect to any vested shares of Common Stock hereunder as to which the Option has not been exercised, on the first to occur of: (a) the tenth anniversary of the Award Date; provided however, that if the Optionee is a 10-Percent Shareholder on the Award Date, then such Option shall not be exercisable after the fifth anniversary of the Award Date; or (b) three months after the Optionee ceases to be an Employee of the Company for any reason other than death or permanent and total disability; provided, however, that (i) if the Optionee is terminated for dishonesty or other acts detrimental to the interests of the Company or its Subsidiaries, or (ii) if Optionee competes with the Company or its Subsidiaries or solicits the Company's or the Subsidiaries' employees to leave the employ of the Company or the Subsidiaries, the Committee may, by written notice to the Optionee, immediately terminate the Option. If the Optionee ceases to be an Employee due to death or permanent and total disability, the Optionee's vested qualified stock option shall not be exercisable after twelve months following the Optionee's cessation of service due to death or disability. The Option shall expire, and shall not be exercisable, with respect to any unvested shares of Common Stock hereunder, immediately upon the cessation of the Optionee being an Employee of the Company for any reason, including death.

         7. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.

         8. Changes in Company's Capital Structure. The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         The shares with respect to which this Option is granted are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company of all the shares of the Common Stock with respect to which this Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately increased, and the option price per share shall be proportionately reduced; and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately reduced, and the option price per share shall be proportionately increased.

         While the Optionee holds unexercised options, if the Company is merged or consolidated with another corporation under circumstances in which the shareholders of the Company receive consideration for their shares in Company, if the Company sells or otherwise disposes of substantially all of its assets to another corporation, or if the Company liquidates or dissolves, then (i) subject to the provisions of clause (ii) below, after the effective date of such merger, liquidation, dissolution, consolidation, or sale, as the case may be, the Optionee will be entitled, upon exercise of this Option (whether or not such options would otherwise have been vested as of such date), to receive, in lieu of shares of Common Stock, shares of such stock or other securities (or cash or other property) as the holders of shares of Common Stock received pursuant to the terms of the merger, liquidation, dissolution, consolidation, or sale; and
(ii) the board of directors may cancel all outstanding options hereunder as of the effective date of any such merger (other than a merger that constitutes a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto), liquidation, dissolution, consolidation, or sale provided that (x) notice of such cancellation is given to the Optionee and (y) Optionee has the right to exercise options granted hereby in full (whether or not such options would otherwise have been vested as of such date) during a 30-day period preceding the effective date of such merger, liquidation, dissolution, consolidation, or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon a merger not resulting in any consideration being received by Company shareholders, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

         9. Transfer of Option. The Optionee shall not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate ("Transfer") the Option or the rights and privileges pertaining thereto other than by will or the laws of descent and distribution. Any permitted transferee to whom the Optionee shall Transfer the Option pursuant to this Section 9 shall agree to be bound by this Agreement. The Option is not liable for or subject to, in whole or in part, the debts, contacts, liabilities or torts of the Optionee nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

         10. Certain Legal Restrictions. The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, the Company shall have no obligation to the Optionee, express or implied, to list, register or otherwise qualify any of the Optionee's shares of Common Stock. The shares of Common Stock issued upon the exercise of the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company's Option, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
         THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION
         OR EXEMPTION THEREFROM.  THE ISSUER OF THE SECURITIES MAY
         REQUIRE AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         11. Plan Incorporated. The Optionee accepts the Option herein subject to all the provisions of the Plan, which are incorporated herein, including the provisions that authorize the Committee to administer and interpret the Plan and that provide that the Committee's decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

         12. Miscellaneous.

                  (a) The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code. In order to receive the favorable tax treatment afforded incentive stock options, the Optionee must meet certain holding period requirements with respect to the shares of Common Stock issued upon exercise of the Option. Nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an "incentive stock option" within Section 422, and neither the Company nor any member of the Board or member of the Committee shall be liable to the Optionee or any other person if the Internal Revenue Service or any court having jurisdiction determines for any reason that the Option does not qualify as an incentive stock option.

                  (b) The granting of the Option herein shall impose no obligation upon the Optionee to exercise the Option or any part thereof. Nothing herein contained shall affect the right of the Company to terminate the Optionee at any time, with or without cause, or shall be deemed to create any rights to employment on the part of the Optionee.

                  (c) The rights and obligations arising under this Agreement are not intended to and do not affect the relationship that otherwise exists between the Company and the Optionee as an Employee. The granting of this Option shall not impose upon the Company any obligation to continue to employ Optionee, and the right of the Company to terminate the employment of the Optionee shall not be diminished or affected by reason that this Option has been granted to Optionee. Moreover, this Agreement is not intended to and does not amend any existing contract between the Company and the Optionee relating to the Optionee's position as an Employee; to the extent there is a conflict between this Agreement and such a contract, such contract shall govern and take priority.

                  (d) Neither the Optionee nor any person claiming under or through the Optionee shall be or shall have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee's agent.

                  (e) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option herein to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

                  (f) Subject to the limitations herein on the transferability by the Optionee of the Option and any shares of Common Stock, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

                  (g) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

                  (h) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

                  (i) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

                  (j) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

                  (k) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  (1) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                  (m) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                  (n) At any time and from time to time the Committee may execute an instrument providing for modification, extension, or renewal of any outstanding option, provided that no such modification, extension or renewal shall (i) impair the option in any respect without the consent of to holder of the option or (ii) conflict with the provisions of Rule 16b-3. Any such changes may result in loss of "incentive stock option" status. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

                  (o) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

                  (p) The Optionee's spouse joins this Agreement for the purpose of agreeing to and accepting the terms of this Agreement and to bind any community property interest he or she has or may have in the Option, any vested portion or any unvested portion of the Option, any shares of Common Stock acquired upon exercise of the Option and any other shares of Common Stock held by the Optionee.

         IN WITNESS WHEREOF, the parties date first above written.

                                   COMPANY:

                                   COLLEGIATE PACIFIC INC.


                                   By:
                                      -----------------------------------------
                                   Name: Michael J. Blumenfeld
                                   Title: President and Chief Executive Officer

                                   OPTIONEE:

                                   --------------------------------------------

                                   Name:
                                        ---------------------------------------
                                   Address:
                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------

                                   OPTIONEE'S SPOUSE:

                                   --------------------------------------------

                                   Name:
                                        ---------------------------------------